Exhibit 15.1

Consent of Macias Gini & O’Connell LLP

We hereby consent to the use in this Registration Statement on Form 20-F (the “Form 20-F”) of Verano Holdings Corp. of our reports dated April 6, 2021 and December 21, 2020, relating to the consolidated financial statements of Verano Holdings, LLC as of and for the years ended December 31, 2020, 2019 and 2018, which are included in this Form 20-F.

We also consent to the references to us under the captions “Statements by Experts”, “Auditors” and “Change in Registrant’s Certifying Accountant” in this Form 20-F.

/s/ Macias, Gini & O’Connell, LLP

Chicago, Illinois

September 20, 2021